[LETTERHEAD OF NORTHERN STATES POWER COMPANY]






                                       January 17, 1995



         Jerry G. Remmel
         Vice President, Treasurer
           and Chief Financial Officer
         Wisconsin Energy Corporation
         231 West Michigan Street
         Milwaukee, WI  53201


         Dear Mr. Remmel:

              In connection with your and our consideration of a pos-sible transaction (the "Transaction") between us and/or our shareholders and you and/or your shareholders, you have re-quested information concerning us and we have requested infor-mation concerning you. For the purposes of this letter agree-ment ("Agreement"), you or we may each sometimes hereinafter be referred to as the "Receiving Party" when the recipient of in-formation, or the "Providing Party" when the provider of infor-mation, as the context may require. As a condition to the Providing Party furnishing information to the Receiving Party, its subsidiaries, affiliates (as such term is used in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), directors, officers, employees, representatives or agents (all of such persons hereinafter referred to as "representatives"), the Receiving Party agrees that all Evaluation Material (as such term is defined below) which is furnished by the Providing Party to the Receiving Party or its representatives before or after the date of this letter will be treated in accordance with the provisions of this Agreement and to take or to abstain from taking certain other actions set forth in this Agreement.




         Jerry G. Remmel
         Wisconsin Energy Corporation
         January 17, 1995
         Page 2



              As used herein, "Evaluation Material" means all data, reports, interpretations, forecasts and records (whether in oral or written form, electronically stored or otherwise) containing or otherwise reflecting information concerning the Transaction provided by the Providing Party or its represen-tatives to the Receiving Party or its representatives pursuant to the provisions of this Agreement, and all notes, analyses, compilations, studies or other documents in tangible form (whether in written form, electronically stored or otherwise), whether prepared by the Providing Party, the Receiving Party or their respective representatives or others which contain or otherwise reflect such information. Notwithstanding the foregoing, the term Evaluation Material does not include in-formation which (i) is already in the possession of the Re-ceiving Party, provided that such information was not supplied to the Receiving Party by, or on behalf of, the Providing Party, and provided further that such information is not known to the Receiving Party to be subject to another confidentiality agreement with or other obligation of secrecy to the Providing Party, or (ii) is or becomes generally available to the public other than as a result of a disclosure by the Receiving Party or any of the Receiving Party's directors, officers, employees, agents, advisers or representatives in violation of this Agreement, or (iii) becomes available to the Receiving Party on a non-confidential basis from a source other than the Providing Party, provided that the Receiving Party has no knowledge that such source is bound by a confidentiality agreement with or other obligation of secrecy to the Providing Party with respect to the information.

              The Receiving Party agrees that the Evaluation Material will be used solely for the purpose of evaluating the possible Transaction, and that, subject to the next paragraph, such information will be kept strictly confidential by the Receiving Party and its representatives, provided that any of such in-formation may be disclosed by the Receiving Party to its rep-resentatives who need to know such information for the purpose of evaluating the possible Transaction (it being understood that such representatives shall be informed by the Receiving Party of the confidential nature of such information and shall be instructed by the Receiving Party to treat such information confidentially and that the Receiving Party will be responsible if they should fail to comply with the terms of this Agree-
         ment).




         Jerry G. Remmel
         Wisconsin Energy Corporation
         January 17, 1995
         Page 3



              In addition, you and we agree not to disclose, and will cause our representatives not to disclose to any person other than our representatives, either the fact that you and we are considering any possible Transaction or that information has been provided to you or us, or that discussions or negotiations are taking place concerning any possible Transaction, or any of the terms, conditions or other facts with respect to any pos-sible Transactions, including the status thereof. The fore-going does not prohibit disclosures of the status of any dis-cussions between you and us which either believes, based on advice of counsel, to be required by law to be disclosed, but in such event each of us will consult with the other party and its counsel in advance of such disclosure about the need for, and the exact text of, any such disclosure. If either of us is requested or required by applicable law (by interrogatories, requests for information or documents, subpoena, civil inves-tigative demand or similar process) to disclose any Evaluation Material, such party will provide the other party with im-mediate notice of such request or requirement so that the other party may consider seeking a protective order or other ap-propriate relief. If in the absence of a protective order or the receipt of a waiver hereunder either of us is nonetheless compelled to disclose any Evaluation Material to any tribunal or any other person or else stand liable for contempt or suffer other legal censure or penalty, such party may disclose such information to such tribunal or other party without liability hereunder, provided that such party agrees to furnish only that portion of the Evaluation Material which it is advised by counsel is legally required and that it shall use its best efforts to obtain assurance that confidential treatment will be accorded to any Evaluation Material that is disclosed.

              For a period commencing on the date hereof and ending two years from the date hereof, each of us and our respective af-filiates (as defined in Rule 12b-2 under the Securities Ex-change Act of 1934, as amended (the "Exchange Act") will not (and we and they will not assist or encourage others to request permission to), directly or indirectly, unless specifically requested in writing in advance by the other party's Board of
         Directors:

                  1. acquire or agree, offer, seek or propose to acquire (or request permission to do so), owner-ship (as defined in Rule 13d-3 under the Ex-change Act) of any material portion of the other party's assets or businesses or in excess of one




         Jerry G. Remmel
         Wisconsin Energy Corporation
         January 17, 1995
         Page 4


                        percent of any class of securities issued by the other party, or any rights or options to acquire such ownership (including from a third party) or offer, seek or propose a merger, consolidation or other business combination with the other party or any of the other party's subsidiaries; or

                   2. seek or propose to influence or control the man-agement or policies of the other party, in-cluding by making or in any way participating in the solicitation of proxies or consents; or

                   3. enter into or propose any discussions, nego-tiations, arrangements or understanding with any third party with respect to any of the forego-ing.


              If any time during the period between the date of this Agreement and the earlier of (x) the date that a definitive agreement with respect to the Transaction is executed and (y) the date that discussions with respect thereto are terminated, either of us is approached by any third party concerning par-ticipation in a transaction involving the assets or businesses or securities issued by the other party, such party will promptly inform the other party of the nature of such contact and the parties thereto. Neither of us will request that any of the provisions of this paragraph or the preceding paragraph be amended or waived.

              Although each of us will endeavor to include in the Evalu-ation Material information which we believe to be relevant for the purpose of investigation of the other party, each of us acknowledges that neither of us nor any of our respective di-rectors, officers, employees, agents, representatives or ad-visers has made or makes any representation or warranty as to the accuracy or completeness of the Evaluation Material. Sub-ject to the terms of any definitive agreement we may reach, each of us agrees that neither party nor our respective direc-tors, officers, employees, agents, representatives or advisers shall have any liability to the other party or any of its rep-resentatives or advisers resulting from the use of the Evalua-tion Material.




         Jerry G. Remmel
         Wisconsin Energy Corporation
         January 17, 1995
         Page 5



              If we do not proceed with a Transaction in a reasonable time or if either of us so requests, the Receiving Party will promptly either redeliver to the Providing Party all copies of extracts or other reproductions of Evaluation Material deliv-ered to the Receiving Party (or destroy such material and certify such destruction to the Providing Party) and will de-stroy all memoranda, notes and other materials (whether writ-ten, electronic or otherwise) prepared by the Receiving Party or its directors, officers, employees, agents, advisers or representatives based on or reflecting the information in the Evaluation Material. Following such redelivery or destruction, the receiving Party will deliver to the Providing Party, upon request, a certification in writing by an officer of the Re-ceiving Party who has supervised such redelivery or destruc-tion.

              Each of us agrees that unless and until a definitive agreement regarding the Transaction has been executed, neither we nor you will be under any legal obligation of any kind with respect to any Transaction by virtue of this Agreement or any other written or oral expression with respect to any Transac-tion.

              Each of us agrees that money damages would not be a suf-ficient remedy for any breach of the agreements in this Agree-ment by either of us or our respective directors, officers, employees, agents, advisers or representatives and that the aggrieved party will be entitled to injunctive relief, specific performance and/or any other appropriate equitable remedies for any such breach. Such remedies shall not be deemed to be ex-clusive, but shall be in addition to all other remedies avail-able at law or in equity. In addition, if successful the ag-grieved party will be entitled to payment of its legal fees and disbursements, court costs and other expenses of enforcing, de-fending or otherwise protecting its interests hereunder.

              Any person who at any time after the date hereof becomes a representative of either of us shall be deemed to be such party's representative for the purposes of this Agreement, regardless of whether such person was such party's represen-tative on the date hereof; all references to affiliates and subsidiaries contained in this Agreement shall apply with equal force and effect to any and all representatives of such ref-erenced affiliates or subsidiaries.




         Jerry G. Remmel
         Wisconsin Energy Corporation
         January 17, 1995
         Page 6



              This Agreement shall be governed by and construed in ac-cordance with the laws of the State of New York without giving effect to its conflict of laws, principles or rules.

              If you are in agreement with the foregoing, please so in-dicate by signing and returning one copy of this Agreement. This Agreement may be executed by telecopy with original to follow.

                                       Very truly yours,

                                       NORTHERN STATES POWER COMPANY



                                       By:  /s/ Edward J. McIntyre
                                            Edward J. McIntyre
                                            Vice President and
                                              Chief Financial Officer


         Confirmed and agreed to as
         of the date of this letter:


         WISCONSIN ENERGY CORPORATION


         By:  /s/ Jerry G. Remmel
              Jerry G. Remmel
              Vice President, Treasurer
                and Chief Financial Officer